UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

Trade Street Residential, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32365	13-4284187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 800, Aventura, Florida	33180
(Address of Principal Executive Offices)	(Zip Code)

(786) 248-5200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

The Aventine Acquisition

The information discussed under Item 2.01 of this Current Report on Form 8-K regarding financing arrangements entered into in connection with the described acquisitions is incorporated herein by reference.

Appointment of Evan Gartenlaub as a Member of the Board of Directors of Trade Street Residential, Inc.

The information discussed under Item 5.02 of this Current Report on Form 8-K regarding the indemnification agreement between Trade Street Residential, Inc. (the “Company”) and Evan Gartenlaub dated February 11, 2014 (the “Indemnification Agreement”) entered into in connection with the appointment of Mr. Gartenlaub to the Board of Directors (the “Board”) of the Company is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 5, 2013, the Company, through its operating partnership, Trade Street Operating Partnership, LP (the “Operating Partnership”), entered into a purchase and sale agreement (the “Purchase Agreement”) to purchase The Aventine, a 346-unit apartment community located in Greenville, South Carolina (the “Property”) from an unrelated third party, The Aventine Greenville, LLC, a Delaware limited liability company, for approximately $41.9 million. On February 6, 2014, the Company, through its Operating Partnership, completed the purchase of the Property. The Property began leasing on March 1, 2013 and was 76% leased and 72% occupied at closing. The Company funded the acquisition with $20.9 million of cash proceeds from its rights offering to its existing stockholders and related transactions and a mortgage loan from The Northwestern Mutual Life Insurance Company (the “Lender”) in the amount of $21.0 million with a 7-year term and a fixed interest rate of 3.7%. Repayment of the mortgage loan is interest-only for the first five years, with principal and interest payments based on a 30-year amortization thereafter.

The loan documents contain customary terms and conditions, including, without limitation, customary events of default and acceleration upon default, including defaults in the payment of principal or interest, defaults in compliance with the covenants and bankruptcy or other insolvency events. The loan may be prepaid under certain conditions at any time upon notice to the Lender and payment of a pre-payment fee.

In addition, the Company has unconditionally guaranteed the payment and performance to the Lender of the obligations under the loan documents.

The foregoing description of the Purchase Agreement and the terms of the related loan documents do not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, the First Amendment to Purchase and Sale Agreement, the Second Amendment to Purchase and Sale Agreement, the Third Amendment to Purchase and Sale Agreement, the Fourth Amendment to Purchase and Sale Agreement, the Promissory Note and the Guarantee of Recourse Obligations, which are filed as Exhibits 10.1 through 10.7 hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information discussed under Item 2.01 of this Current Report on Form 8-K regarding financing arrangements entered into in connection with the acquisition of the Property is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2014, in connection with the rights under the stockholders agreement among the Company and certain investment entities (the “Investors”) managed or advised by Senator Investment Group LP, a Delaware limited partnership (“Senator”), dated January 16, 2014 (the “Stockholders Agreement”), the Investors designated Evan Gartenlaub to the Board. The Board increased the size of the Board from eight to nine directors and filled the vacancy created by such increase by appointing Mr. Gartenlaub to the Board.

Mr. Gartenlaub is general counsel of Senator. Prior to joining Senator in January 2010, Mr. Gartenlaub was general counsel of SPARX Investment & Research, USA, Inc. (“SPARX”) from October 2006 to December 2009.  Prior to his employment at SPARX, Mr. Gartenlaub was an associate at Schulte Roth & Zabel LLP from April 2006 to September 2006 and an associate at Kirkland & Ellis LLP from September 2002 to March 2006.  Mr. Gartenlaub received a B.A. from University of Florida, a J.D. from Northwestern University School of Law, and an MBA from Owen Graduate School of Business at Vanderbilt University.

On February 11, 2014, the Company entered into the Indemnification Agreement with Mr. Gartenlaub, pursuant to which the Company has agreed to indemnify, and to advance expenses and costs incurred by, Mr. Gartenlaub in connection with any claims, suits or proceedings arising as a result of his service as a member of the Board.

The Indemnification Agreement is filed as an exhibit hereto. The foregoing description of the Indemnification Agreement is only a summary and is qualified in its entirety by reference to the Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.8.

Item 7.01. Regulation FD Disclosure.

On February 6, 2014, the Company issued a press release announcing the acquisition of the Property. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements that are required to be filed in connection with the acquisition of the Property, as discussed in Item 2.01 of this Current Report on Form 8-K, will be filed by amendment not later than 71 days after the date on which this initial 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information that is required to be filed in connection with the acquisition of the Property, as discussed in Item 2.01 of this Current Report on Form 8-K, will be filed by amendment not later than 71 days after the date on which this initial 8-K is required to be filed.

(d) Exhibits.

10.1	Purchase and Sale Agreement by and between The Aventine Greenville, LLC and Trade Street Operating Partnership, L.P., dated December 5, 2013.

10.2	First Amendment to Purchase and Sale Agreement, by and between The Aventine Greenville, LLC and Trade Street Operating Partnership, L.P., dated December 11, 2013.

10.3	Second Amendment to Purchase and Sale Agreement, by and between The Aventine Greenville, LLC and Trade Street Operating Partnership, L.P., dated December 26, 2013.

10.4	Third Amendment to Purchase and Sale Agreement, , by and between The Aventine Greenville, LLC and Trade Street Operating Partnership, L.P., dated January 3, 2014.

10.5	Fourth Amendment to Purchase and Sale Agreement , by and between The Aventine Greenville, LLC and Trade Street Operating Partnership, L.P., dated January 17, 2014.

10.6	Promissory Note by TS Aventine, LLC to The Northwestern Mutual Life Insurance Company, dated February 3, 2014.

10.7	Guarantee of Recourse Obligations executed by Trade Street Residential, Inc. for the benefit of The Northwestern Mutual Life Insurance Company, dated February 3, 2014.

10.8	Indemnification Agreement, dated as of February 11, 2014, by and between the Company and Evan Gartenlaub.

99.1	Press Release issued by the Company on February 6, 2014.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trade Street Residential, Inc.

Date: February 12, 2014	By:	/s/ Richard Ross
Richard Ross
Chief Financial Officer